UNITED STATES
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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Kinder Holding Corp.
(Exact Name Of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT
OF
KINDER HOLDING CORP.
 4340 E Kentucky Ave., Suite 206
Glendale, CO 80246
Phone: (303) 495-7583

To Our Stockholders:

This Notice and the accompanying Information Statement (the "Information Statement") is being furnished to the stockholders of Kinder Holding Corp., a Delaware Corporation ("Kinder Holding," the "Company" or the "Registrant"), in connection with actions taken by the Registrant's Board of Directors (the "Board") with the consent of the holders of a majority of the issued and outstanding shares of common stock, par value $0.0001 ("Common Stock") of the Registrant (the "Majority Consenting Stockholders").The Board and the Majority Consenting Stockholders executed a joint written consent dated October 26, 2017 (the "Joint Written Consent"), a copy of which is attached as Exhibit A hereto, pursuant to which they authorized and approved the filing of a Certificate of Amendment to the Registrant's Certificate of Incorporation with the State of Delaware to: (i)change the name of the Registrant from Kinder Holding Corp. to Intiva BioPharma Inc. (the "Name Change"); (ii) implement a reverse split of the 100,000,000 outstanding shares of the Registrant's Common Stock on a one-for-six (1:6) basis (the "Reverse Split"), resulting in approximately 16,666,667 issued and outstanding shares of Common Stock; and (iii) increase the authorized capital stock of the Registrant from 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 ("Preferred Stock") to 210,000,000 shares of capital stock consisting of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (the "Authorized Share Increase"). The foregoing are referred to collectively, as the "Corporate Actions".

The above Corporate Actions being taken pursuant to the Joint Written Consent, which are subject to the approval by FINRA, are being undertaken in furtherance of the closing on October 13, 2017 of the Amended and Restated Share Exchange Agreement (the "Agreement") between the Registrant and Intiva BioPharma Inc., a private Colorado corporation ("BioPharma"), pursuant to which the Registrant acquired BioPharma as a wholly-owned subsidiary (the "Closing") in consideration for agreeing to issue to the shareholders of BioPharma (the "BioPharma Shareholders") a total of 255,856,272 shares of the Registrant's Common Stock, as disclosed in the Registrant's Form 8-K as filed with the SEC on October 16, 2017 and which is incorporated by reference herein.

The Corporate Actions will be evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, but in no event will become effective earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October 25, 2017 (the "Record Date"), subject to approval by FINRA. The Certificate of Amendment, a copy of which is attached hereto as Exhibit B, was authorized and approved by the Joint Written Consent of the Board and the Majority Consenting Stockholders, attached as Exhibit A hereto.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

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By Order of the Board of Directors:
/s/ Richard Greenberg
Richard Greenberg
Chairman
November 6, 2017

KINDER HOLDING CORP.
 4340 E Kentucky Ave., Suite 206
Glendale, CO 80246
Phone: (303) 495-7583

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed by Kinder Holding with the United States Securities and Exchange Commission (the "SEC") on October 26, 2017, in connection with the Joint Written Consent dated October 26, 2017 to amend the Registrant's Certificate of Incorporation to: (i) change the name of the Registrant from Kinder Holding Corp. to Intiva BioPharma Inc. (the "Name Change"); (ii) implement a reverse split of the 100,000,000 outstanding shares of the Registrant's Common Stock on a one-for-six (1:6) basis (the "Reverse Split"), resulting in approximately 16,666,667 issued and outstanding shares of Common Stock; and (iii) increase the authorized capital stock of the Registrant from 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock to 210,000,000 shares of capital stock consisting of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (the "Authorized Share Increase").

The Corporate Actions, all as discussed more fully below, are being undertaken in connection with the Registrant's Closing of the Agreement with BioPharma on October 13, 2017, pursuant to which BioPharma became a wholly-owned subsidiary of the Registrant. A copy of the Agreement was filed as exhibit 10.2 to the Registrant's Form 8-K on October 16, 2017. As discussed more fully below, the Corporate Actions are subject to the approval by FINRA.

BioPharma was formed under the laws of the State of Colorado in March 2017 as a wholly-owned subsidiary of Intiva USA Inc. and is engaged in the business of developing drugs containing cannabinoids and/or terpenes, for the treatment of various diseases, disorders and medical conditions, discussed more fully below. Intiva USA Inc. is a wholly-owned subsidiary of Intiva Inc., an Ontario, Canada corporation. BioPharma's business objective is to pursue the formulation and development of cannabinoid-based drugs for diseases, disorders and medical conditions. At present, BioPharma owns an exclusive license covering certain intellectual property, including certain patent applications. BioPharma has also filed five provisional patent applications with the U.S. Patent Office covering formulations that include cannabinoids and/or other substances, including terpenes formulated for the purpose of treating various medical conditions and disorders. Reference is made to the Registrant's Form 8-K filed with the SEC on October 16, 2017 for complete disclosure regarding BioPharma and its business.

The Corporate Actions will be evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware but will not become effective until the Registrant receives approval from FINRA of the Name Change and the Reverse Split (the "Effective Date").

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the actions approved by the Joint Written Consent and Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

New Common Stock certificates reflecting the name change will not be issued on the Effective Date. The Registrant's Common Stock is subject to quotation on the OTC Pink Market under the symbol KDRH. Upon the Effective Date of the Reverse Split and the Name Change, FINRA will change our symbol to reflect the Registrant's Name Change.

ACTIONS TAKEN BY THE JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS OF THE REGISTRANT

ACTION I

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE REGISTRANT TO INTIVA BIOPHARMA, INC.

On October 26, 2017, the Registrant's Board of Directors and Majority Consenting Stockholders approved an Amendment to the Registrant's Certificate of Incorporation to effect, among other things, the Name Change as reflected in the Joint Written Consent of the Registrant's Board and Majority Consenting Stockholders. A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement and a copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B to this Information Statement.

Reasons for the Name Change

The Name Change was ratified and, approved, as it would more accurately reflect the Registrant's recent business developments and the operations of BioPharma as opposed to Kinder Holding, which had no operations. More specifically, as disclosed in its current report on Form 8-K filed with the SEC on October 16, 2017, the Registrant reported that it closed the Agreement with BioPharma and that effective October 13, 2017, BioPharma became a wholly-owned subsidiary of the Registrant.

ACTION II

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK

The Registrant's Board and the Majority Consenting Stockholders have adopted and approved the Certificate of Amendment to increase the authorized capital stock from one hundred ten million (110,000,000) shares of capital stock, consisting of one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock to two hundred and ten million (210,000,000) shares of capital stock consisting of two hundred million (200,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. The shares of Preferred Stock may be issued in one or more series and the Registrant's is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law ("DGCL"), without further action by the stockholders.

The Joint Written Consent approving the Certificate of Amendment to the Certificate of Incorporation and the Corporate Actions is attached hereto as Exhibit A.

Holders of the Registrant's Common Stock do not have preemptive rights to purchase or subscribe for any new shares of upon any future issuances of Common Stock and the authorization and any subsequent issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This Amendment will not alter current stockholders' relative rights and limitations.

The Certificate of Amendment to the Registrant's Certificate of Incorporation that reflects the newly-increased shares of Common Stock, without change in the number of authorized shares of Preferred Stock, is attached hereto as Exhibit B. The increase in Authorized Capital Stock will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Registrant's stockholders.

Reason for Increase in Authorized Capital Stock

Pursuant to the Agreement, the Company issued to the BioPharma Shareholders a total of 94,889,808 Shares, representing the remaining authorized but unissued shares of Common Stock. The Company is obligated to issue the remaining 160,966,464 share of Common Stock to the BioPharma Shareholders in order for the Company to fulfill its obligation as provided in the Agreement (the "Remaining Shares"), which issuance shall not take place until the Effective Date of FINRA approval.

In addition, in order to facilitate our ability to raise capital in furtherance of our business plan, we may be expected to issue additional shares of Common Stock at the discretion of the Board of Directors, from time to time. After the implementation of the Reverse Split and after the Closing and the increase in the authorized shares of Common stock from 100,000,000 shares to 200,000,000 shares of Common Stock, the Registrant will have 43,494,411 shares of Common Stock issued and outstanding and 200,000,000 shares of Common Stock authorized. Notwithstanding the foregoing, we have no present plans, nor have we entered into any agreements or understandings, that may require the issuance of any of the newly-authorized Common Stock other than the issuance of the Remaining Shares of Common Stock to the BioPharma Shareholders pursuant to the Agreement and the issuance of up to 3,349,200 shares pursuant to the exercise of outstanding warrants.

Our Board of Directors and the Majority Consenting Stockholders have determined that it is in the best interests of the Registrant and all our stockholders to have available additional authorized but unissued shares of Common Stock. As a result of the increase in Authorized Capital Stock, the Registrant will be able to issue Common Stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products and/or having shares available for employee stock option plans or for hiring and retaining new and existing employees and consultants.

ACTION III

REVERSE STOCK SPLIT

Material Terms of the Reverse Split

The Board of Directors has unanimously adopted and the Majority Consenting Stockholders have approved a resolution, attached as Exhibit A hereto (the "Joint Written Consent"), to effect the Reverse Split of the 100,000,000 outstanding shares of Common Stock on a one-for-six (1:6) basis, resulting in 16,666,667 shares of Common Stock on the Effective Date, which is the date FINRA approves the Reverse Split. The resulting share ownership interests including resulting fractional shares for each individual stockholder shall be rounded up to the first whole integer. The Board and the Majority Consenting Stockholders believe that the Reverse Split is in the Registrant's best interests and indeed is required in order to enable the Registrant to issue the requisite number of post-Reverse Split shares of Common Stock to the BioPharma Shareholders in connection with the Closing of the Agreement.

Based upon the terms of the Agreement, the BioPharma Shareholders will own 98.04% of the post-Reverse Split Shares and the present Kinder Holding stockholders will own the remaining 1.96% of the post-Reverse Split Shares. On October 13, 2017, the Registrant authorized the issuance of 255,856,272 shares of Common Stock to the BioPharma Shareholders of which 94,889,808 have been issued because the Registrant had 5,110,192 shares of Common Stock issued and only 100,000,000 shares of Common Stock authorized.

The immediate effect of the Reverse Split will be to reduce the total number of Pre-Reverse Split Shares owned by the Registrant's stockholders from 100,000,000 shares of Common to 16,666,667 shares of Common Stock issued and outstanding.

The Registrant's 10,000,000 authorized Shares of Preferred Stock will remain unchanged by the Reverse Split.

The Reverse Split will affect all of the holders of the Registrant's Common Stock including the remaining 160,966,464 unissued shares of Common Stock to be issued to the BioPharma Shareholders uniformly and will not materially affect any stockholder's percentage ownership interest in the Registrant or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective upon receipt of approval from FINRA which may be expected to be in December 2017 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Registrant's Common Stock and without regard to current certificates representing shares of the Registrant's Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the first whole integer.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by the Registrant in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse split Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefor. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefor.

The Registrant's views regarding the tax consequences of the Reverse Split are not binding upon the IRS or the courts, and there is no assurance that the IRS or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THE REGISTRANT'S COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth, as of October 25, 2017, information regarding the beneficial ownership of our Pre-Reverse Split Shares of Common Stock after the Closing of the Agreement but prior to the issuance of the Remaining Shares. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Jeffrey Friedland, CEO and Director (2)(3) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	58,318,807	58.32%

Evan Wasoff, CFO (4) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	2,225,229	2.23%

Richard Greenberg, Executive Vice President and Chairman (2)(5) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	55,185,684	55.19%

Robert I. Goldfarb, Chief Operating Officer (6) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	2,278,635	2.28%

Alain Bankier, Chief Strategy Officer and Director (7) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	4,895,504	4.90%

Intiva USA, Inc. (2) 4340 E Kentucky Ave,. Suite 206 Glendale, CO 80246	53,405,501	53.41%

Director and Officer (5 persons) (8)	69,498,358	69.50%

(1) Applicable percentage ownership is based on 100,000,000 Pre-Reverse Split Shares of Common Stock outstanding excluding the issuance of the Remaining Shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities
(2) Intiva USA, Inc. is a Colorado corporation that is a wholly-owned subsidiary of INTIVA Inc., a Canadian corporation. Messrs. Jeffrey Friedland and Richard Greenberg, as officers and directors of Intiva USA and significant shareholders, officers, and directors of Intiva USA's parent company, share voting power with respect to these Shares.
(3) Includes 468,848 Shares which are owned by Lane 6552 LLC, an entity owned by Kathy Friedland, the wife of Jeffrey Friedland. Mr. Friedland disclaims beneficial ownership of the Shares owned by his wife. Also includes 2,966,972 shares for which forfeiture restrictions have not yet lapsed.
(4) Includes 1,483,486 shares for which forfeiture restrictions have not yet lapsed.
(5) Includes 1,186,789 shares for which forfeiture restrictions have not yet lapsed.
(6) Includes 1,483,486 shares for which forfeiture restrictions have not yet lapsed.
(7) Includes 2,373,578 shares for which forfeiture restrictions have not yet lapsed.
(8) Includes 9,494,311 shares for which forfeiture restrictions have not yet lapsed.

By order of the Board of Directors of Kinder Holding Corp.

4340 E Kentucky Ave., Suite 206
Glendale, CO 80246
Phone: (303) 495-7583

November 6, 2017

By: /s/ Richard Greenberg
Richard Greenberg
Chairman

Exhibit A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS
OF
KINDER HOLDING CORP.

The undersigned, being all of the members of the Board of Directors of Kinder Holding Corp., a Delaware corporation (the "Registrant"), together with the written consent of the holders (the "Majority Consenting Stockholders") of a majority of the outstanding shares of the Registrant's common stock, par value $0.0001 (the "Common Stock"), acting pursuant to the authority granted by Section 242 of the Delaware General Corporation Law ("DGCL"), do hereby adopt the following resolutions as of this 26th day of October 2017.

WHEREAS, the Registrant's Board of Directors has determined to change the name of the Registrant from Kinder Holding Corp. to Intiva BioPharma Inc.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Registrant be amended by changing the following Articles as follows:

FIRST: The name of the Registrant is: Intiva BioPharma Inc.

SECOND: The Registrant shall be authorized to issue two hundred and ten million (210,000,000) shares of capital stock, of which two hundred million (200,000,000) shares shall be shares of common stock, par value $0.0001 per share ("Common Stock") and ten million (10,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Registrant is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the DGCL; and the existing issued and outstanding shares of Common Stock shall be subject to a reverse stock split on a one-for-six (1:6) basis resulting in approximately 16,666,667issued and outstanding shares of Common Stock at the Effective Date. No fractional shares will be issued in connection with the reverse split. Any fractional share will be rounded up to the first whole integer.

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Registrant and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Registrant. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned members of the Registrant's Board of Directors and the Majority Consenting Stockholders of the Registrant, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the DGCL and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders be filed with the minutes of the meetings of the Registrant.

The number of shares of Registrant's Common Stock issued at October 25, 2017 (the "Record Date") is 100,000,000 shares of Common Stock. The number of shares of Common Stock necessary to approve the above resolutions under Section 228 of Title 8 of the DGCL and the By-laws of the Registrant is 50,000,000 shares of Common Stock. The Majority Consenting Stockholders, holding 53,405,501 shares of Common Stock, representing 53.41% of our 100,000,000 issued shares of Common Stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Registrant for and on behalf of the Registrant in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Registrant. This Joint Written Consent shall be added to the corporate records of the Registrant and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Registrant. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Kinder Holding Corp.

By: /s/ Richard Greenberg
Richard Greenberg, Chairman

Name of Consenting Shareholder	Number of Share Beneficially Owned	Percentage of Common Stock Owned (1)

Intiva USA Inc.	53,405,501	53.41%
4340 E Kentucky Ave,. Suite 206, Glendale, CO 80246

Total	53,405,501	53.41%

(1) Applicable percentage ownership is based on 100,000,000 shares of Common Stock issued and outstanding as of October 25, 2017

Exhibit B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Kinder Holding Corp., a Registrant organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Kinder Holding Corp. (the "Registrant") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Registrant, declaring said amendment to be advisable and based upon the written consent of stockholders of said Registrant holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Registrant be amended by changing the Article thereof numbered "FIRST" and "FOURTH" so that, as amended, said Articles shall be and read as follows:

"FIRST: The name of the Registrant is: Intiva BioPharma Corp."

"FOURTH: The Registrant shall be authorized to issue two hundred and ten million (210,000,000) shares of capital stock, of which two hundred million (200,000,000) shares shall be shares of common stock, par value $0.0001 per share ("Common Stock") and ten million (10,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Registrant is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law; and the shares of Common Stock that are issued and outstanding shall be subject to a reverse stock split on a one-for-six (1:6) basis."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Registrant in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Registrant has caused this certificate to be signed this __ day of October 2017.

By: /s/ Richard Greenberg
Name: Richard Greenberg
Title: Chairman